Exhibit 99.1
GREAT WALL CONSUMMATES ACQUISITION OF CHINACAST COMMUNICATION HOLDINGS LIMITED
NEW YORK, December 22, 2006 (BUSINESS WIRE) — Great Wall Acquisition Corporation (OTCBB: GWAQ, GWAQU, GWAQW) announced today that it has consummated its previously announced acquisition of ChinaCast Communication Holdings Limited. As of December 22, 2006, shareholders of ChinaCast that had previously executed Letters of Undertaking with Great Wall with respect to the sale of their shares and that collectively hold 239,648,953 shares of ChinaCast or 51.22% of ChinaCast’s outstanding shares have accepted the voluntary conditional offer (the “Offer”) made in Singapore by DBS Bank, for and on behalf of Great Wall, to acquire all of the outstanding ordinary shares of ChinaCast. As a result of this acceptance of the Offer by the ChinaCast shareholders that previously executed the Letters of Undertaking, ChinaCast has become a subsidiary of Great Wall and such acquisition qualifies as a “business combination” under Great Wall’s amended and restated certificate of incorporation. None of the shares issued to these shareholders have been registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares were sold in offshore transactions in reliance on Regulation S of the Securities Act.
Each of the shareholders described above who accepted the Offer received 0.04697048 new shares of Great Wall common stock in exchange for each share of ChinaCast. ChinaCast tendered by such shareholder.
In addition to the ChinaCast shares that have been acquired by Great Wall as described above, as of December 22, 2006, ChinaCast shareholders holding an additional 31,703,000 shares of ChinaCast’s outstanding shares have also accepted the Offer. Pursuant to the terms of the Offer and in compliance with Singapore law, the Offer will remain open in Singapore until January 18, 2007. ChinaCast shareholders can continue to accept the Offer until such date. Each ChinaCast shareholder who accepts the Offer may elect to receive, in consideration for each share of ChinaCast tendered by such shareholder, either 0.04697048 new shares of Great Wall common stock or S$.28 in cash.
In connection with the business combination, Great Wall has filed a registration statement on Form S-4 (Registration No. 333-134098) with the Securities and Exchange Commission. The definitive proxy statement/prospectus contained therein was distributed to stockholders on December 5, 2006, and contains important information about Great Wall, ChinaCast and the transaction with ChinaCast, including a description of the business and assets of ChinaCast as well as detailed risk factors. Such information is incorporated herein by reference from Amendment No. 7 to Great Wall’s Registration Statement on Form S-4 (Registration No. 333-134098). The definitive proxy statement/prospectus and other documents filed by Great Wall are available free of charge at the SEC’s website, http://www.sec.gov, or by directing a request to Great Wall Acquisition Corporation, 660 Madison Avenue, 15th Floor, New York, New York, 10021, Attention: Richard Xue. Copies of filings made by ChinaCast with the Singapore Exchange are available on its web site, http://www.sgx.com.sg.

This press release is not an offer to sell or a solicitation of an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted. Prospective investors in Great Wall are urged to read the proxy statement/prospectus because it contains important information about Great Wall, ChinaCast and the proposed ChinaCast acquisition.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Great Wall, ChinaCast and the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Great Wall’s and ChinaCast’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which ChinaCast is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of e-learning services; timing, approval and market acceptance of new services and solutions; general economic conditions; geopolitical events and regulatory changes; and other relevant risks detailed in Great Wall’s filings with the SEC. The information set forth herein should be read in light of such risks. Neither Great Wall nor ChinaCast assumes any obligation to update the information contained in this press release.
About Great Wall: Based in New York City, Great Wall was incorporated in August 2003 as a blank check company whose objective is to acquire an operating business having its primary operations in the People’s Republic of China. Great Wall consummated its initial public offering in March 2004, receiving net proceeds of approximately US$23,986,000 on the sale of 4,515,975 units at US$6.00 per unit, including an over-allotment option. Each unit was comprised of one share of Great Wall common stock and two redeemable common stock purchase warrants having an exercise price of US$5.00. As of September 30, 2006, Great Wall holds approximately US$24,849,534 of those net proceeds including interest in a trust account maintained by an independent trustee which will be released upon the consummation of a qualifying business combination.
Questions and inquiries for further information may be directed to Mr. Richard Xue, Consultant to Great Wall, 660 Madison Avenue, New York, New York 10021; telephone (212) 753-0804.